Exhibit 107

Calculation of Filing Fee Table

Form S-1
(Form Type)

Perceptive Capital Solutions Corp
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share(2)	457	(o)	8,625,000(3)	$10.00	$86,250,000	0.00014760	$12,731
Fees Previously Paid	—	—	—		—	—	—		—
	Total Offering Amounts						$86,250,000		$12,731
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$12,731

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Includes 1,125,000 Class A ordinary shares, which may be issued upon exercise of a 45-day over-allotment option granted to the underwriter.

Table 2: Fee Offset Claims and Sources

N/A

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